Exhibit 99.3

AMENDMENT TO SECURITIES PURCHASE AGREEMENTS

This Amendment (the “Amendment”), dated as of August 18, 2020, is made to (i) that certain Securities Purchase Agreement (the “Series E Purchase Agreement”), dated as of July 11, 2019, and (ii) that certain Securities Purchase Agreement (the “Series E-1 Purchase Agreement,” together with the Series E Purchase Agreement, the “Purchase Agreements”), dated as of August 15, 2019, each between Delcath Systems, Inc. (the “Company”) and the purchasers signatories thereto. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreements.

WHEREAS, pursuant to Section 4.12(b) of the Purchase Agreements, until such time as no Purchaser holds any of the Warrants, the Company is prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a “Variable Rate Transaction.”

WHEREAS, a Variable Rate Transaction is defined in part as “a transaction in which the Company…… (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price.”

WHEREAS, the Company is currently considering entering into an “at the market offering” arrangement whereby the Company may, from time to time, issue shares of Common Stock in the future, at prices to be determined by the Company at such time, and may consider entering into similar arrangements in the future.

WHEREAS, in order to avoid any potential uncertainty as to whether such arrangements constitute “Variable Rate Transactions” under the portion of the definition set forth above, the Company desires to amend such definition by removing clause “(ii),” as set forth above, from such definition, while retaining the remainder of the definition.

WHEREAS, pursuant to Section 5.5 of the Purchase Agreements, the Purchase Agreements may be amended by the written consent of the Company and Purchasers representing at least 50.1% in interest of the Securities based on the initial Subscription Amounts purchased under the Purchase Agreements, including Purchasers representing at least 50.1% in interest of the Securities based on the initial Subscription Amounts purchased under the Series E Purchase Agreement (the “Required Purchasers”).

WHEREAS, the Company and the Required Purchasers desire to amend the definition of “Variable Rate Transactions” in the Purchase Agreements in the manner set forth above.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definition of Variable Rate Transaction. The parties hereby agree the definition of Variable Rate Transaction in Section 4.12(b) of the Purchase Agreements is amended and restated in its entirety to read as follows:

“Variable Rate Transaction” means a transaction in which the Company issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock.

Except as expressly set forth above, all of the terms and conditions of the Purchase Agreements shall continue in full force and effect after the execution of this agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.

This Amendment may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

[signature pages follows]

This Amendment is effective as of the date hereof.

DELCATH SYSTEMS, INC.

By:	/s/ John Purpura
Name:	John Purpura
Title:	Interim CEO

[Purchaser signature page follows]

PURCHASER:

By:
Name:
Title:

[Signature Page to DCTH Amendment]

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